Exhibit 23.2

The Board of Directors
OXIS International, Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement of OXIS International, Inc. and subsidiaries on Form S-8 of our audit report dated March 27, 2006 appearing in the Annual Report on Form 10-KSB of OXIS International, Inc. and subsidiaries for the year ended December 31, 2005.

                                                            /s/ Williams & Webster, P.S.
                                                            Certified Public Accountants
                                                            Spokane, Washington

November 16, 2006